UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
          |_|  Preliminary Proxy Statement
          |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          |X|  Definitive Proxy Statement
          |_|  Definitive Additional Materials
          |_|  Soliciting Material Under Rule l4a-l2

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                (Name of Registrant As Specified In Its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules l4a-6(i)(4) and 0-11
(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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


                      ACCESS INTEGRATED TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 14, 2006

Dear Fellow Stockholders:

We invite you to attend the 2006 Annual Meeting of Stockholders of Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), which will be held on September 14, 2006, at 2:00 p.m., local time, (the "Annual Meeting"), at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 29th Floor, New York, New York 10178. At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

     1. To elect nine (9) members of the Company's Board of Directors to serve until the 2007 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).

     2. To amend the Company's First Amended and Restated 2000 Stock Option Plan to increase the total number of shares of the Company's Class A Common Stock available for the grant of options thereunder from 1,100,000 to 2,200,000 shares.

     3. To ratify the appointment of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2007.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on July 21, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY. IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Bud Mayo

                                          A. Dale Mayo
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

Morristown, New Jersey
Date:  July 28, 2006

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                          55 MADISON AVENUE, SUITE 300
                          MORRISTOWN, NEW JERSEY 07960

                        ---------------------------------

                                 PROXY STATEMENT

                        ---------------------------------

                       2006 ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 14, 2006


GENERAL

This Proxy Statement is being furnished to the stockholders of ACCESS INTEGRATED TECHNOLOGIES, INC. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board"). The proxies are for use at the 2006 Annual Meeting of Stockholders of the Company to be held on Thursday, September 14, 2006, at 2:00 p.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 29th Floor, New York, New York 10178. The Company's telephone number is (973) 290-0080.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked). You may revoke your proxy at any time before the proxy is exercised by delivering to the Company's Secretary, Mr. Loffredo, a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

     o    FOR the election of the director  nominees named herein  (Proposal No.
          1), unless you specifically withhold authority to vote for one or more of the director nominees.

     o FOR amending the Company's First Amended and Restated 2000 Stock Option Plan to increase the number of shares of Class A Common Stock available for the grant of options thereunder from 1,100,000 shares to 2,200,000 shares (Proposal No. 2), unless you designate otherwise.

     o FOR ratifying the appointment of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2007 (Proposal No. 3), unless you designate otherwise.

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to the stockholders on or about July 28, 2006.

                                VOTING SECURITIES

Stockholders of record at the close of business on July 21, 2006 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, (a) 22,141,572 shares of the Company's Class A Common Stock, $0.001 par value ("Class A Common Stock"), were issued and outstanding and (b) 825,811 shares of the Company's Class B Common Stock, $0.001 par value ("Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), were issued and outstanding.

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date. Each holder of Class B Common Stock is entitled to ten (10) votes for each share of Class B Common Stock held as of the Record Date. Each share of Class B Common Stock is convertible at any time at the holder's option into one (1) share of Class A Common Stock. Stockholders do not have cumulative voting rights in the election of directors.

                      QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote "AGAINST" a proposal.

Broker non-votes (i.e., votes from shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal.

      DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT
                                 ANNUAL MEETING

The Company currently intends to hold its 2007 Annual Meeting of Stockholders on or about September 13, 2007. In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be included in the Company's Proxy Statement to be issued in connection with the 2007 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company no later than March 30, 2007. Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act. Any such stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company's 2007 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Exchange Act if received by the Company after March 30, 2007. All stockholder proposals must be made in writing addressed to the Company's Secretary, Mr. Loffredo, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

                              REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary, Mr. Loffredo, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

                         DISSENTERS' RIGHT OF APPRAISAL

Under Delaware General Corporation Law and the Company's Certificate of Incorporation, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

                                  SOLICITATION

Proxies may be solicited by certain of the Company's directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of "householding" proxy statements and annual reports. "Householding" is the term used to describe the practice of delivering a single set of proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure would reduce the volume of duplicate information stockholders receive and would also reduce a company's printing and mailing costs. The Company will promptly deliver an additional copy of either document to any stockholder who writes or calls the Company at the following address or phone number: Investor Relations, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, (973) 290-0080.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

The Board currently consists of nine (9) directors. All nine of the current members of the Board have been nominated for re-election. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected. At the Annual Meeting directors will be elected to serve one-year terms expiring at the next annual meeting of stockholders or until successors are elected or until earlier resignation or removal.

The directors shall be elected by a plurality of the Votes Cast at the Annual Meeting. A "plurality" means that the individuals who receive the largest number of Votes Cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company.

Certain information about the nominees to the Company's Board is set forth below.

A. DALE MAYO, 65, is a co-founder of the Company and has been President, Chief Executive Officer ("CEO") and Chairman of the Board of Directors ("Chairman") since the Company's inception in March 2000. From December 1998 to January 2000, he had been the President and CEO of Cablevision Cinemas, LLC ("Cablevision Cinemas"). In December 1994, Mr. Mayo co-founded Clearview Cinema Group, Inc. ("Clearview Cinema"), which was sold to Cablevision Cinemas in 1998. Mr. Mayo was also the founder, Chairman and CEO of Clearview Leasing Corporation, a lessor of computer peripherals and telecommunications equipment founded in 1976. Mr. Mayo began his career as a computer salesman with IBM in 1965.

KEVIN J. FARRELL, 45, is a co-founder of the Company and a member of the Board since the Company's inception in March 2000 and the Company's Senior Vice
President ("SVP") - Facilities since March 2006. From March 2000 to February 2006, he had been the Company's SVP - Data Center Operations. From December 1998 to March 2000, he had served as Director of Operations of Gateway Colocation, LLC, of which he was also a co-founder, where he was responsible for the completion of 80,000 square feet of carrier neutral colocation space and supervised infrastructure build-out, tenant installations and daily operations. Prior to joining Gateway, Mr. Farrell had served, from 1993 to 1998, as Building Superintendent and Director of Facility Maintenance at the Newport Financial Center in Jersey City, NJ. He is a former officer of the International Union of Operating Engineers.

GARY S. LOFFREDO, 41, has been the Company's SVP -- Business Affairs, General Counsel and Secretary, and a member of the Board since September 2000. From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas. At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts. He was also significantly involved in the business evaluation of Cablevision Cinemas' transactional work, including site selection and analysis, negotiation and new theater construction oversight. Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999.

WAYNE L. CLEVENGER, 63, has been a member of the Board since October 2001. He has more than 20 years of private equity investment experience. He has been a Managing Director of MidMark Equity Partners II, L.P. ("MidMark"), a private equity fund, since 1989. Mr. Clevenger was President of Lexington Investment Company from 1985 to 1989, and, previously, had been employed by DLJ Capital Corporation (Donaldson, Lufkin & Jenrette) and INCO Securities Corporation, the venture capital arm of INCO Limited. Mr. Clevenger served as a director of Clearview Cinema from May 1996 to December 1998.

GERALD C. CROTTY, 54, has been a member of the Board since August 2002. Mr. Crotty co-founded and, since June 2001, has directed, Weichert Enterprise LLC, a private and public equity market investment firm, which oversees the holdings of Excelsior Ventures Management, a private equity and venture capital firm that Mr. Crotty co-founded in 1999. From 1991 to 1998, he held various executive positions with ITT Corporation, including President and Chief Operating Officer ("COO") of ITT Consumer Financial Corp. and Chairman, President and CEO of ITT Information Services, Inc. Mr. Crotty also serves as a director of AXA Premier Funds Trust.

ROBERT DAVIDOFF, 79, has been a member of the Board since July 2000. Since 1990, Mr. Davidoff has been a Managing Director of Carl Marks & Co., Inc. ("Carl Marks") and, since 1989, the General Partner of CMNY Capital II, L.P. ("CMNY"), a venture capital affiliate of Carl Marks. He is also the Chairman and Chief Investment Officer of CM Capital Corporation, the leveraged buyout affiliate of Sterling/Carl Marks Capital, Inc. ("SCMC"). Mr. Davidoff is a director of Rex Stores Corporation. Mr. Davidoff served as a director of Clearview Cinema from December 1994 to December 1998.

MATTHEW W. FINLAY, 39, has been a member of the Board since October 2001. Since 1997, Mr. Finlay has been a director of MidMark. Previously, he had been a Vice President with the New York merchant banking firm Juno Partners and its investment banking affiliate, Mille Capital, from 1995 to 1997. Mr. Finlay began his career in 1990 as an analyst with the investment banking firm Southport Partners.

BRETT E. MARKS, 44, is a co-founder of the Company and has been a member of the Board since the Company's inception in March 2000. Mr. Marks is a partner with PRM Realty Group, LLC, a developer group which specializes in adding value to high end residential, resort and commercial developments. Mr. Marks was the Company's SVP -- Business Development from the Company's inception until May 2006. From December 1998 to March 2000, Mr. Marks had been Vice President of Real Estate and Development of Cablevision Cinemas. From June 1998 until December 1998, he was Vice President of First New York Realty Co., Inc. In December 1994, Mr. Marks co-founded, with Mr. Mayo, Clearview Cinema.

ROBERT E. MULHOLLAND, 54, has been a member of the Board since January 2006. Mr. Mulholland is currently the Chairman of Sound Securities LLC, an institutional broker dealer. Mr. Mulholland retired recently after a 25-year career at Merrill Lynch & Co. where he most recently served as Senior Vice President and Executive Committee member and also co-headed Merrill Lynch 's America's Region, covering North and South America.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

                               PROPOSAL TWO

         AMENDMENT TO FIRST AMENDED AND RESTATED 2000 STOCK OPTION PLAN

Our Board adopted the Company's 2000 Stock Option Plan (as subsequently amended, "the Plan"), on June 1, 2000 and, in July 2000, our stockholders approved the Plan by written consent. The Plan was amended and restated in January 2003 as the First Amended and Restated 2000 Stock Option Plan and further amended in September 2003, October 2004 and September 2005. Under the Plan, we may grant both incentive and non-statutory stock options to our employees and non-statutory stock options to non-employee directors and consultants. The Plan currently authorizes up to 1,100,000 shares of the Company's Class A Common Stock for issuance upon the exercise of options granted under the Plan. The Company believes that the availability of an additional 1,100,000 shares of the Company's Class A Common Stock under the Plan is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers and employees essential to the success of the Company (whether through acquisitions or otherwise) and in aligning their long-term interests with those of the stockholders. The increase in the number of shares of Class A Common Stock available for issuance under the Plan will permit the Company to continue the operation of the Plan for the benefit of new participants (either new hires to current operations or employees of acquired companies), as well as to allow additional awards to current participants.

Pursuant to Amendment No. 4 to the Plan in the form attached hereto as APPENDIX A, the Board proposes to amend the Plan to increase the number of shares of Class A Common Stock authorized for issuance upon the exercise of options from 1,100,000 to 2,200,000. This proposal requires approval by a majority of the Votes Cast at the Annual Meeting. As of July 14, 2006, stock options covering 1,501,747 shares of the Company's Class A Common Stock had been granted under the Plan, including stock options covering 401,747 shares of the Company's Class A Common Stock subject to the stockholders' approval of this Proposal Two.

Under the Plan, no participant may be granted incentive stock options with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year. Options granted under the Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. Options granted under the Plan generally vest over periods up to three years. The Plan is administered by the Board and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual.

The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company's Class A Common Stock on the date of grant. Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company's Class A Common Stock on the date of grant. Incentive and non-statutory stock options granted under the Plan are subject to vesting provisions, and exercise is subject to the continuous service of the optionee, except for consultants. The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee. Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. In connection with the grants of options under the Plan, the Company and the participants have executed stock option agreements setting forth the terms of the grants.

Our Class A Common Stock is listed for trading on the Nasdaq Global Market ("NASDAQ") under the symbol "AIXD". The last reported closing price per share of our Class A Common Stock as reported by NASDAQ on July 14, 2006 was $10.17 per share.

The following is a brief summary of the principal anticipated federal income tax consequences of grants under the Plan to recipients and the Company. This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws.

OPTION GRANTS. Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC") or non-statutory options which are not intended to meet such requirements. The federal income tax treatments for the two types of options are as follows:

INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised, provided that the optionee may incur alternative minimum tax liability upon exercise. The optionee will, however, recognize taxable income in the year in which the purchased shares of Class A Common Stock are sold or otherwise made the subject of a taxable disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares of Class A Common Stock for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares of Class A Common Stock, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares of Class A Common Stock, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares of Class A Common Stock.

NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares of Class A Common Stock on the exercise date over the exercise price paid for the shares, and tax withholding requirements will apply to such income.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE PLAN.

                                 PROPOSAL THREE

           RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

The Board has selected the firm of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2007, subject to ratification by our stockholders at the Annual Meeting. Eisner LLP was our independent auditors for the fiscal year ended March 31, 2006. No representative of Eisner LLP is expected to be present at the Annual Meeting.

More information about our independent auditors is available under the heading "Independent Auditors" on page 21 below.


THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2007.




                                  OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

                       MATTERS RELATING TO OUR GOVERNANCE
BOARD OF DIRECTORS

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) at least once a year. During the fiscal year ended March 31, 2006 (the "Last Fiscal Year"), the Board held four meetings and the Board members acted eight times by unanimous written consent in lieu of holding a meeting. Each current member of the Board, who was then serving, attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year. Messrs. Clevenger, Crotty, Davidoff, Finlay and Mulholland are considered "independent" under the rules of the NASDAQ.

No director has resigned or declined to stand for reelection to the Board for any reason since March 31, 2005. The Board currently does not provide a process for stockholders to send communications to the Board. In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of stockholders of the Company. While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company's Secretary, Mr. Loffredo, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, with an instruction to forward the communication to a particular director or the Board as a whole. Mr. Loffredo will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

The Company does not currently have a policy in place regarding attendance by Board members at the Company's annual meetings. However, each of the directors, who was then serving, attended the 2005 Annual Meeting of Stockholders and currently intends to attend the Annual Meeting.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee.

AUDIT COMMITTEE

The Audit Committee consists of Messrs. Clevenger, Davidoff and Finlay. Mr. Finlay is the Chairman of the Audit Committee. The Audit Committee held four meetings in the Last Fiscal Year. The Audit Committee has met with the Company's management and the Company's independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors' engagement and other financial reporting and control matters. Both Messrs. Clevenger and Davidoff are financially literate, and Mr. Davidoff is financially sophisticated, as those terms are defined under the rules of the NASDAQ. Mr. Davidoff is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002. Messrs. Clevenger, Crotty, Davidoff and Finlay are considered "independent" under the rules of the NASDAQ.

The Audit Committee has adopted a formal written charter (the "Audit Charter") which was attached as APPENDIX A to the Company's proxy statement for the 2004 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission ("SEC") on September 21, 2004. The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company's auditors to review these internal controls and to discuss other financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors. Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal stockholders.

COMPENSATION COMMITTEE

The Compensation Committee consists of Messrs. Davidoff, Clevenger and Crotty. Mr. Davidoff is the Chairman of the Compensation Committee. The Compensation Committee met one time during the Last Fiscal Year. The Compensation Committee, based on recommendation by the Company's CEO, approves the compensation package of the Company's CEO and the levels of compensation and benefits payable to the Company's other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire Board, for its approval, stock option grants to its executive officers, employees, directors and consultants and discretionary bonuses to its executive officers and employees. Messrs. Clevenger, Crotty and Davidoff are considered "independent" under the rules of the NASDAQ. For the fiscal year ended March 31, 2006, the Company was not a controlled company (as defined by the NASDAQ to be a company in which over 50% of the voting power is held by an individual, a group or another company).

NOMINATING COMMITTEE

The Nominating Committee consists of Messrs. Clevenger and Davidoff. Mr. Clevenger is the Chairman of the Nominating Committee. The Nominating Committee held one meeting during the Last Fiscal Year. The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board. Messrs. Clevenger and Davidoff are considered "independent" under the rules of the NASDAQ.

The Nominating Committee adopted a formal written charter (the "Nominating Charter") which was attached as APPENDIX B to the Company's proxy statement for the 2004 Annual Meeting of Stockholders, which was filed with the SEC on September 21, 2004. The Nominating Charter sets forth the duties and responsibilities  of  the  Nominating  Committee  and  the  general  skills  and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board. The Nominating Charter is not currently available on the Company's website.

The Nominating Committee currently does not have a policy regarding the consideration of director candidates recommended by stockholders. The Board believes that it is appropriate for the Company to not have such a policy because the Nominating Committee has not previously received any director candidate recommendations from a non-director stockholder. However, the Nominating Committee will consider any such candidates recommended by stockholders. Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board. Stockholders should submit any recommendations of director candidates for the Company's 2007 Annual Meeting of Stockholders to the Company's Secretary, Mr. Loffredo, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 by March 30, 2007.

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee. However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors and preferably have experience in the Company's business and other relevant business fields (for example, finance, accounting, law and banking).

Members of the Nominating Committee will meet prior to each of the Company's annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company. The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the NASDAQ. There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a stockholder.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 14, 2006, the Company's directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 31.4% of its outstanding Class A Common Stock and 100% of its Class B Common Stock. These stockholders, and Mr. Mayo individually, have significant influence over the Company's business affairs, with the ability to control matters requiring approval by the Company's stockholders, including the three proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.

The following table sets forth as of July 14, 2006, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executives and (iv) all of the Company's directors and executive officers as a group.

                             CLASS A COMMON STOCK
--------------------------------------------------------------------------------
                                                  Shares Beneficially Owned (a)
                                                --------------------------------
Name (b)                                             Number           Percent
--------------------------------------------------------------------------------
A. Dale Mayo....................................  1,336,938 (c)        5.7%
Jeff Butkovsky..................................    135,000 (d)         *
Kevin J. Farrell................................    287,000            1.3%
David W. Gajda..................................    199,778 (e)         *
Gary S. Loffredo................................    210,000 (f)         *
Brian D. Pflug..................................    155,186 (g)         *
Wayne L. Clevenger
c/o MidMark Equity Partners II, L.P., 177
Madison Avenue
Morristown, NJ 07960............................  1,844,879 (h)        8.3%
Gerald Crotty...................................     27,000 (i)         *
Robert Davidoff.................................    418,521 (j)        1.9%
Matthew Finlay
c/o MidMark Equity Partners II, L.P., 177
Madison Avenue
Morristown, NJ 07960............................  1,844,879 (k)        8.3%
Brett E. Marks..................................    556,134 (l)        2.5%
Robert E. Mulholland............................     48,011 (m)         *
MidMark Equity Partners II, L.P.
177 Madison Avenue
Morristown, NJ 07960............................  1,814,879 (n)        8.2%
Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY 10167.............................   1,347,676 (o)        6.0%
Basso Entities
1266 East Main Street, 4th Floor
Stamford, CT 06902.............................   1,154,511 (p)        5.1%
All directors and executive officers as a group...5,248,447           21.9%

--------------------
*    Less than 1%

(a) Applicable percentage of ownership is based on 22,141,572 shares of Class A Common Stock outstanding as of July 14, 2006 together with all applicable options, warrants and other securities convertible into shares of our Class A Common Stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class A Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after July 14, 2006 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(b) Unless otherwise indicated, the business address of each person named in the table is c/o Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

(c) Includes 825,811 shares of Class B Common Stock held by Mr. Mayo and 100,000 shares of Class A Common Stock held by Mr. Mayo's spouse. Mr. Mayo disclaims beneficial ownership of all 100,000 shares of Class A Common Stock held by Mr. Mayo's spouse. In addition, Mr. Mayo holds 11,127 Class A Common Stock and 400,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options, of which 192,247 underlying options are subject to the stockholders' approval of Proposal Two discussed previously. The holder of each share of Class B Common Stock is entitled to ten (10) votes per share. Including the voting rights of Mr. Mayo's shares of Class B Common Stock, Mr. Mayo may exercise up to 27.5% of the total voting power of our Common Stock. Each share of Class B Common Stock is convertible at any time at the holder's option into one (1) share of Class A Common Stock.

(d) Includes 120,000 shares of Class A common stock underlying options that may be acquired upon exercise of such options, of which 10,000 underlying options are subject to the stockholders' approval of Proposal Two discussed previously.

(e) Includes 20,000 shares of Class A common stock underlying options that may be acquired upon exercise of such options, of which 10,000 underlying options are subject to the stockholders' approval of Proposal Two discussed previously.

(f) Includes 190,000 shares of Class A common stock underlying options that may be acquired upon exercise of such options, of which 10,000 underlying options are subject to the stockholders' approval of Proposal Two discussed previously.

(g) Includes 135,186 shares of Class A common stock underlying options that may be acquired upon exercise of such options, of which 10,000 underlying options are subject to the stockholders' approval of Proposal Two discussed previously.

(h) Mr. Clevenger is a managing director of MidMark and a managing member of MidMark Advisors II, LLC. Represents 30,000 shares of Class A common stock underlying options that may be acquired upon exercise of such options, of which 10,000 underlying options are subject to the stockholders' approval of Proposal Two discussed previously, and 1,814,879 shares owned by MidMark. Other than the 30,000 shares first described, Mr. Clevenger disclaims beneficial ownership of such shares.

(i) Represents shares of Class A Common Stock underlying options that may be acquired upon exercise of such options, of which 10,000 underlying options are subject to the stockholders' approval of Proposal Two discussed previously.

(j) Represents 29,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options, of which 10,000 underlying options are subject to the stockholders' approval of Proposal Two discussed previously; 338,496 shares owned by CMNY, for which Mr. Davidoff serves as a director; and 51,025 shares owned by SCMC, for which Mr. Davidoff serves as Chairman and Chief Investment Officer of SCMC's leveraged buyout affiliate. Other then the 29,000 shares first described, Mr. Davidoff disclaims beneficial ownership of such shares.

(k) Mr. Finlay is a director of MidMark Equity Partners II, L.P. Includes 30,000 shares of Class A common stock underlying options that may be acquired upon exercise of such options, of which 10,000 underlying options are subject to the stockholders' approval of Proposal Two discussed previously, and 1,814,879 shares owned by MidMark Equity Partners II, L.P. Other than the 30,000 shares first described, Mr. Finlay disclaims beneficial ownership of such shares.

(l) Includes 22,571 shares of Class A Common Stock held by Mr. Marks and 497,657 shares of Class A Common Stock held by Mr. Marks' spouse and 35,906 shares of Class A Common Stock held by Mr. Marks' spouse as custodian for their minor children and minor relatives.

(m) Includes 10,000 shares of Class A common stock underlying options that may be acquired upon exercise of such options, all of which are subject to the stockholders' approval of Proposal Two discussed previously.

(n) Includes beneficial ownership by MidMark Advisors II, LLC, the general partner of MidMark Equity Partners II, L.P.

(o) Includes beneficial ownership of the following persons: Leonardo, LP beneficially owns 894,737 shares of Class A Common Stock, including 178,947 shares of Class A Common Stock issuable upon exercise of warrants; AG Offshore Convertibles, LTD ("AG Offshore") beneficially owns 452,939 shares of Class A Common Stock, including 150,039 shares of Class A Common Stock issuable upon exercise of warrants. Leonardo Capital Management, Inc. ("LCMI") is the sole general partner of Leonardo, LP. Angelo, Gordon & Co.,

     L.P. ("AG") is the sole director of LCMI and the investment manager to AG Offshore. John M. Angelo and Michael L. Gordon are the principal executive officers of AG. Each of AG and Messrs. Angelo and Gordon disclaim beneficial ownership of the 1,347,676 shares of Class A Common Stock held by Leonardo, LP and AG Offshore.

(p) Includes beneficial ownership by the following persons: Basso Private Opportunities Holding Fund Ltd. ("Basso Private") owns 274,271 shares of Class A Common Stock, including 90,465 shares of Class A Common Stock issuable upon exercise of warrants; Basso Fund Ltd. ("Basso Fund") owns 99,725 shares of Class A Common Stock, including 29,606 shares of Class A Common Stock issuable upon exercise of warrants; and Basso Multi-Strategy Holding Fund Ltd. ("Basso Multi") owns 780,515 shares of Class A Common
     Stock, including 264,222 shares of Class A Common Stock issuable upon exercise of warrants. Basso Capital Management, L.P. ("Basso Capital"), is the investment manager to Basso Private, Basso Fund and Basso Multi. Howard
     I. Fischer is a member of Basso GP, LLC, the General Partner of Basso Capital, and as such, has investment power and voting control over these securities. Mr. Fischer and Basso Capital disclaim beneficial ownership of these securities.


                              CLASS B COMMON STOCK
     -------------------------------------------------------------------------
                                                  Shares Beneficially Owned(a)
                                                  ----------------------------
     Name (b)                                     Number               Percent
     -------------------------------------------------------------------------
     A. Dale Mayo...........................     825,811                100.0%
     All directors and executive officers as
     a group (one  person)....................   825,811                100.0%

--------------------

(a) Applicable percentage of ownership is based on 825,811 shares of Class B Common Stock outstanding as of July 14, 2006. There are no shares of Class B Common Stock subject to options, warrants or other convertible securities. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Class B Common Stock shown. The holder of each share of Class B Common Stock is entitled to ten (10) votes per share. Each share of Class B Common Stock is convertible at any time at the holder's option into one (1) share of Class A Common Stock.

(b) The business address of the person named in the table is c/o Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

DIRECTORS

The Company's directors do not presently receive any cash compensation for serving as directors or participating on any committee of the Board, but are reimbursed for the out-of-pocket expenses that they incur in attending Board meetings. Non-employee directors are eligible for grants under the Plan, five present directors and one former director have been granted options covering an aggregate of 130,000 shares of Class A Common Stock for services provided by them as directors.

EXECUTIVE OFFICERS AND KEY EMPLOYEE

The Company's executive officers are A. Dale Mayo, President, CEO and Chairman, Jeff Butkovsky, SVP - Chief Technology Officer ("CTO"), Kevin J. Farrell, SVP - Facilities and a member of the Board, David W. Gajda, SVP - International, Gary
S. Loffredo, SVP -Business Affairs, General Counsel, Secretary and a member of the Board, and Brian D. Pflug, SVP - Accounting and Finance. Biographical information for Messrs. Mayo, Farrell and Loffredo is included above in Proposal One.

JEFF BUTKOVSKY, 46, has been the Company's SVP - CTO since May 2004 and was the Company's SVP -- Managed Services from October 2000 to May 2004. Previously, Mr. Butkovsky was Eastern Regional Director for LogicStream, Inc., a managed service provider and colocation company from March 2000 to October 2000. He served as a sales executive with Auspex Systems, Inc., a network attached storage company, from June 1999 to March 2000. Mr. Butkovsky was the Northeast Regional Director of Micron Electronics Incorporated from May 1996 to June 1999.

DAVID W. GAJDA, 50, has been the Company's SVP - International since April 2005. In 1997, he co-founded Hollywood Software, Inc. ("AccessIT SW"), and was its CEO until our acquisition in November 2003. Mr. Gajda became the President and COO of AccessIT SW until April 2005. Prior to co-founding AccessIT SW, Mr. Gajda owned and managed a strategic consulting company, DWG, from 1990 to 1997. At DWG, he helped many entertainment companies develop their three- to five-year strategic systems plans.

CHARLES GOLDWATER, 55, has been the Company's SVP and President of the Media Services Group since July 2006 and the President and COO of Christie/AIX, Inc., the Company's indirectly wholly-owned subsidiary since August 2005. From 2002 to 2005, Mr. Goldwater was the CEO of Digital Cinema Initiatives, LLC ("DCI") a joint venture of seven motion picture studios: Buena Vista Pictures Distribution (Disney), Twentieth Century Fox Film Corporation (Fox), Metro-Goldwyn-Mayer, Paramount Pictures, Sony Pictures Entertainment, Universal Studios, and Warner Bros. Studios. Prior to DCI, Mr. Goldwater's 30-year career focused principally on the exhibition side of the film industry, where he held senior management positions with USA Cinemas and National Amusements, and with Loews Theatres. Mr. Goldwater also served as President/CEO of Mann Theatres in Los Angeles and as President of Cablevision Cinemas.

BRIAN D. PFLUG, 39, has been the Company's SVP -- Accounting and Finance since January 2003. From September 2000 to December 2002, he had been the Company's Vice President -- Controller. From July 1998 to September 2000, Mr. Pflug was the Controller of Cablevision Cinemas, where he was responsible for all accounting functions, including financial reporting, payroll and accounts payable. Prior to that, Mr. Pflug was employed for four years at GPU, Inc. (which later merged with FirstEnergy Corp.), a large energy provider, in the areas of SEC reporting and accounting research. Mr. Pflug began his career as an auditor at Coopers & Lybrand and is a Certified Public Accountant.

The following table sets forth certain information concerning compensation received by the Company's CEO at March 31, 2006, and its four other most highly compensated executive officers at March 31, 2006, for services rendered in all capacities during the Last Fiscal Year (the "Named Executives").


                                                                                     Long Term
                                                                                     Compensation
                                                   Annual Compensation               Awards
                                           -----------------------------------       -------------
          Name and                                                Other Annual       Securities           All Other
          Principal                        Salary     Bonus       Compensation       Underlying          Compensation
          Position(s)             Year      ($)      ($)(1)         ($)(2)         Options (#)(3)          ($)(4)
          ---------------------- -------- ---------- ---------- ----------------- ----------------       ------------

          A. Dale Mayo            2006     338,145    455,675         16,020          400,000 (5)         32,135 (6)
          President, CEO          2005     250,000    363,000         14,400                -             31,168 (6)
          and Chairman            2004     250,000    252,035         14,400                -             27,428 (6)

          Gary S. Loffredo        2006     214,250     30,000         11,125           10,000 (7)          7,883
          SVP - Business          2005     173,083     25,000         10,000           40,000              6,465
          Affairs, General        2004     155,000     35,000         10,000           50,000              8,146
          Counsel and Secretary

          David W. Gajda          2006     200,000     20,000              -           20,000 (8)          6,525
          SVP -                   2005     175,000     15,000              -                -              1,094
          International           2004      72,917          -              -                -                  -

          Jeff Butkovsky          2006     191,667     25,000          8,010           10,000 (7)          7,175
          SVP - CTO               2005     152,500     22,500          7,200           45,000              4,839
                                  2004     130,000     15,000          7,200           30,000              3,744

          Brian D. Pflug          2006     166,125     25,000          8,010           10,000 (7)          7,741
          SVP - Accounting        2005     123,708     22,500          7,200           40,000              6,510
          And Finance             2004     105,000     35,000          7,200           50,000              6,573

(1)  Reflects amount earned during the fiscal year ended March 31, 2006.
(2)  Reflects car allowances paid by the Company.

(3) Reflects stock options granted under the Company's First Amended and Restated 2000 Stock Option Plan.
(4) Includes the Company's matching contributions under its 401(k) plan and the premiums for group term life insurance paid by the Company. Under its 401(k) plan, the Company automatically matches 50% of the first 6% of employee contributions (on a per-payroll period basis) or the statutory annual limit set by the Internal Revenue Service.
(5) Stock options covering 192,247 shares of the Company's Class A Common Stock are subject to the stockholders' approval of Proposal Two discussed previously.
(6) Includes premiums for one ten-year term life insurance policy, in the benefit amount of $5 million, under which the Company is the beneficiary. Excludes the premiums for an additional ten-year term life insurance policy in the benefit amount of $5 million, under which the proceeds of the policy are to be used to repurchase, after reimbursement of all premiums paid by the Company, shares of the Company's capital stock held by Mr. Mayo's estate.
(7) Stock options are subject to the stockholders' approval of Proposal Two discussed previously.
(8) Stock options covering 10,000 shares of the Company's Class A Common Stock are subject to the stockholders' approval of Proposal Two discussed previously.


OPTIONS GRANTED DURING THE LAST FISCAL YEAR

The following table sets forth information concerning stock options granted to the Named Executives during the Last Fiscal Year.


                                 Shares of Class A     Percent of Total
                                  Common Stock          Options Granted
                                Underlying Options      to Employees in       Exercise         Expiration
 Name                              Granted (#)            Fiscal Year           Price            Date
 ------------------------------------------------------------------------------------------------------------

A. Dale Mayo                        100,000                  13%                $ 7.04           6/9/2015
A. Dale Mayo                        300,000 (1)              38%                $10.89         12/15/2015
Gary S. Loffredo                     10,000 (2)               1%                $10.25           3/8/2016
David W. Gajda                       10,000                   1%                $10.07           8/2/2015
David W. Gajda                       10,000 (2)               1%                $10.25           3/8/2016
Jeff Butkovsky                       10,000 (2)               1%                $10.25           3/8/2016
Brian D. Pflug                       10,000 (2)               1%                $10.25           3/8/2016

(1) Stock options covering 192,247 shares of the Company's Class A Common Stock are subject to the stockholders' approval of Proposal Two discussed previously.

(2) Stock options are subject to the stockholders' approval of Proposal Two discussed previously.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information regarding the number of stock options exercised by the Named Executives during the Last Fiscal Year and, as of March 31, 2006, the number of securities underlying unexercised stock options and the value of the in-the-money options held by the Named Executives. The Company has not granted any stock appreciation rights.


                              Shares of                    Number of Securities            Value of Unexercised
                               Class A                    Underlying Unexercised           In-the-Money Options
                               Common                    Options at Fiscal Year End        at Fiscal Year End (1)
                                Stock          Value     ----------------------------------------------------------------
                             Acquired on      Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
        Name                 Exercise (#)       ($)          (#)             (#)             ($)             ($)
       -------------------- -------------- ------------- -------------- ---------------- -------------- -----------------

       A. Dale
       Mayo(2)                    -              -         400,000 (3)          -          1,169,000            -
       Gary S.
       Loffredo (2)               -              -         190,000 (4)          -          1,420,000            -
       David W. Gajda             -              -          20,000 (4)          -             53,800            -
       Jeff
       Butkovsky (2)              -              -         120,000 (4)          -            915,000            -
       Brian D.
       Pflug (2)                  -              -         135,186 (4)          -          1,001,641            -

(1) Based on the closing price per share of the Company's Class A Common Stock as reported by the American Stock Exchange on March 31, 2006.

(2) In addition to the above, Messrs. Mayo, Loffredo, Butkovsky and Pflug each hold 200,000 stock options under the Access Digital Media, Inc. ("AccessDM") stock option plan. There is no public market for AccessDM's common stock.
(3) Stock options covering 192,247 shares of the Company's Class A Common Stock are subject to the stockholders' approval of Proposal Two discussed previously.
(4) Stock options covering 10,000 shares of the Company's Class A Common Stock for each individual are subject to the stockholders' approval of Proposal Two discussed previously.


EQUITY COMPENSATION PLANS

The following table sets forth certain information, as of March 31, 2006, regarding the shares of AccessIT's Class A Common Stock and AccessDM's common stock authorized for issuance under their respective equity compensation plans.


                                          Number of shares of      Weighted average
                                             common stock             of exercise
                                             issuable upon             price of          Number of shares of common
                                              exercise of             outstanding         stock remaining available
     Plan                                 outstanding options           options              for future issuance
     --------------------------------    ----------------------    ------------------    ----------------------------

     AccessIT Amended and Restated
     2000 Stock Option Plan
     approved by shareholders............  1,100,000 (1)(2)              $6.61                          - (2)
     AccessIT compensation plans
     not approved by shareholders........        N/A                       N/A                        N/A
     AccessDM compensation plan
     approved by AccessDM's
     shareholders........................  1,055,000 (3)(5)              $0.95 (4)                945,000 (3)
     AccessDM compensation plans
     not approved by AccessDM's
     shareholders........................        N/A                       N/A                        N/A

(1)  Shares of AccessIT Class A Common Stock.
(2) The issuance of an additional 371,747 stock options is subject to the stockholders' approval of Proposal Two discussed previously.
(3)  Shares of AccessDM common stock.
(4) Since there is no public trading market for AccessDM's common stock, the fair market value of AccessDM's common stock on the date of grant was determined by an appraisal of such options.
(5) As of March 31, 2006, there were 3,750,000 shares of AccessDM's common stock issued and outstanding.

ACCESSIT STOCK OPTION PLAN

Our Board adopted the Plan, on June 1, 2000 and, in July 2000, our shareholders approved the Plan by written consent. Under the Plan, we may grant both incentive and non-statutory stock options to our employees, non-employee directors and consultants. The primary purpose of the Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants. On June 9, 2005, the Board approved the expansion of the Plan from 850,000 to 1,100,000 options, which was approved by the shareholders at the Company's 2005 Annual Meeting held on September 15, 2005. As of March 31, 2006, the number of stock options granted under the Plan exceeded the Plan's approved limit of 1,100,000 options.

Under the Plan, no participant may be granted incentive stock options ("ISOs") with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year. Stock options granted under the Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of ISOs granted to shareholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. Stock options granted under the Plan vest generally over periods up to three years. The Plan is administered by our Board.

The Plan provides for the granting of ISOs with exercise prices of not less than 100% of the fair market value of our Class A Common Stock on the date of grant. ISOs granted to shareholders of more than 10% of the total combined voting power of our Company must have exercise prices of not less than 110% of the fair market  value  of our  Class A  Common  Stock  on the  date of  grant.  ISOs and non-statutory stock options granted under the Plan are subject to vesting provisions, and exercise is subject to the continuous service of the participant. The exercise prices and vesting periods (if any) for non-statutory options are set at the discretion of our Board. Upon a change of control of the Company, all stock options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. In connection with the grants of stock options under the Plan, we and the participants have executed stock option agreements setting forth the terms of the grants.

ACCESSDM STOCK OPTION PLAN

AccessDM's Board adopted its stock option plan ("the AccessDM Plan") on May 13, 2003 and its shareholders approved the AccessDM Plan on May 13, 2003. Under the AccessDM Plan, AccessDM grants stock options to its employees, non-employee directors and consultants. The AccessDM Plan authorizes up to 2,000,000 shares of AccessDM common stock for issuance upon the exercise of options granted under the AccessDM Plan. As of March 31, 2006, AccessDM has issued options to purchase 1,055,000 of its shares to employees, and there were options to purchase 945,000 shares of AccessDM common stock available for grant under the AccessDM Plan.

Under the AccessDM Plan, stock options covering no more than 500,000 shares may be granted to any participant in any single calendar year and no participant may be granted ISOs with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year. Stock options granted under the AccessDM Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of ISOs granted to shareholders who own greater than 10% of the total combined voting power of AccessDM and are subject to restrictions on transfer. Stock options granted under the AccessDM Plan vest generally over periods up to three years. The AccessDM Plan is administered by AccessDM's Board.

The AccessDM Plan provides for the granting of ISOs with exercise prices of not less than 100% of the fair market value of AccessDM's common stock on the date of grant. ISOs granted to holders of more than 10% of the total combined voting power of AccessDM must have exercise prices of not less than 110% of the fair market value of AccessDM common stock on the date of grant. ISOs and non-statutory stock options granted under the AccessDM Plan are subject to vesting provisions, and exercise is subject to the continuous service of the participants. The exercise prices and vesting periods (if any) for non-statutory options are set at the discretion of AccessDM's Board. Upon a change of control of AccessDM, all stock options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. In connection with the grants of stock options under the AccessDM Plan, AccessDM and the participants have executed stock option agreements setting forth the terms of the grants.

EMPLOYMENT AGREEMENTS BETWEEN THE COMPANY AND NAMED EXECUTIVES

A. DALE MAYO. In December 2005, the Company entered into an amended and restated employment agreement (the "Agreement") with A. Dale Mayo. The Agreement with Mr. Mayo supercedes the terms and conditions of his existing employment agreement (the "Original Agreement") and extends the term of his employment to December 31, 2008, however, it will be automatically renewed for successive one-year terms unless written notice is given by either the Company or Mr. Mayo at least six months prior to the end of the term (as may be extended) that such party desires to terminate the Agreement. Under the Original Agreement, Mr. Mayo receives an annual base salary of $250,000 and annual bonuses equal to 3.5% of the Company's annual gross revenue up to $10 million and 2% of any annual gross revenues in excess of $10 million. The Company paid Mr. Mayo a salary at the rate described in the Original Agreement for the remainder of 2005, and commenced paying him at the rate of $600,000 per year on January 1, 2006, subject to increase for calendar years after 2006 in the discretion of the Compensation Committee. Beginning in 2006, Mr. Mayo also began receiving a guaranteed bonus of $240,000 per year, payable in equal monthly installments. Under the Agreement, the Company and Mr. Mayo have further agreed that his combined annual salary and bonus will be limited to $1.2 million in any fiscal year. Under the Agreement, Mr. Mayo has agreed to not disclose or use any confidential information of the Company and, for a period of one year after the termination or expiration of his agreement, not to compete with the Company, within certain geographical limitations. The Company may terminate Mr. Mayo's employment if Mr. Mayo is convicted of theft or embezzlement, fraud, unauthorized appropriation of any assets or property or any felony involving dishonesty or moral turpitude. In the event of such termination, the Company will pay only any earned but unpaid salary up to the date of termination. If the

Company terminates Mr. Mayo for any other reason, Mr. Mayo will be entitled to receive his salary, including bonuses, until the scheduled expiration of the Agreement, during which time Mr. Mayo will be obligated to seek other employment. In addition, on June 15, 2006, Mr. Mayo entered into an employment agreement with Christie/AIX, Inc., an indirectly wholly-owned subsidiary of the Company ("Christie/AIX"), pursuant to which he serves as CEO of Christie/AIX but for which he receives no compensation in addition to that which he receives from the Company.

KEVIN J. FARRELL. In April 2000, the Company entered into an employment agreement with Kevin Farrell. The employment agreement provides for the
Company's payment of an annual base salary of $100,000, which amount was increased to $112,500 and $116,250 on January 1, 2004 and 2005, respectively, and $123,750 and $133,750 on April 1, 2005 and 2006, respectively. A bonus may be granted in the sole discretion of the Board. The employment agreement expires on December 31, 2006; however, it will be automatically renewed for successive one-year terms unless written notice is given by either the Company or Mr. Farrell at least 120 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Farrell's employment will terminate on his death, disability or termination for cause (as defined therein). In addition, Mr. Farrell has entered into a confidentiality, non-solicitation and non-compete agreement with the Company, under which Mr. Farrell has agreed to not disclose or use any confidential information of the Company, to assign all intellectual property made, developed or conceived by Mr. Farrell in connection with his employment by the Company and to not compete with, or to solicit employees from, the company for a period of one year after his employment agreement is terminated or expires.

DAVID W. GAJDA. In November 2003, the Company entered into an employment agreement with David Gajda. The employment agreement provides for the Company's payment of an annual base salary of $175,000, which amount was increased to $200,000 and $225,000 on April 1, 2005 and 2006, respectively. A bonus may be granted in the sole discretion of the Board. The employment agreement expires on October 31, 2006; however, it will be automatically renewed for successive one-year terms unless written notice is given by either the Company or Mr. Gajda at least 90 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Gajda's employment will terminate on his death, disability or termination for cause (as defined therein). In addition, Mr. Gajda has entered into a confidentiality, non-solicitation and non-compete agreement with the Company, under which Mr. Gajda has agreed to not disclose or use any confidential information of the Company, to assign all intellectual property made, developed or conceived by Mr. Gajda in connection with his employment by the Company and to not compete with, or to solicit employees from, the company for a period of one year after his employment agreement is terminated or expires.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file. Based on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company's Common Stock failed to comply with Section 16(a) reporting requirements in the Company's Last Fiscal Year, except for the following: Mr. Mayo and Mr. Marks each failed to timely file a Form 4 regarding one transaction; and Messrs. Loffredo and Pflug each failed to timely file a Form 4 regarding two transactions. All of the foregoing late filings were inadvertent and promptly corrected after discovery of the reporting obligations.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In March 2004, the Company completed an exchange (the "Exchange Offer") of its previously issued 5-year 8% notes (the "5-Year Notes") totaling $4.4 million for either: (1) 6% convertible notes (the "6% Convertible Notes") or (2) Class A Common Stock. Pursuant to the Exchange Offer, the Company issued 6% Convertible Notes with an aggregate principal amount of $1.7 million to several investors, of which $1.4 million was payable to certain officers and directors of the Company. The 6% Convertible Notes were convertible into 307,871 shares of its Class A Common Stock: (1) at any time up to the maturity date at each holder's option or (2) automatically upon the date that the average closing price on the American Stock Exchange ("AMEX") of the Class A Common Stock for thirty consecutive trading days has been equal to or greater than $12.00. In September 2005, the AMEX 30-day average closing price of the Company's Class A Common Stock exceeded $12.00, and therefore, the Company converted all of the 6% Convertible Notes into 307,871 shares of Class A Common Stock, of which 248,282 shares of Class A Common Stock were issued to certain officers and directors of the Company.

Robert Davidoff, one of the Company's directors, is the general partner of CMNY Capital II, L.P., which holds 157,927 shares of Class A Common Stock, and a director of Sterling/Carl Marks Capital, Inc., which holds 51,025 shares of Class A Common Stock. CMNY Capital II, L.P. invested $1 million in 5-Year Notes. Mr. Davidoff has also been granted options to purchase 19,000 shares of Class A Common Stock. In March 2004, CMNY Capital II, LP participated in the Exchange Offer and exchanged its 5-Year Notes and accrued interest totaling $1 million for 6% Convertible Notes, convertible into 180,569 shares of Class A Common Stock. In September 2005, the AMEX 30-day average closing price of the Company's Class A Common Stock exceeded $12.00, and therefore, the Company converted the 6% Convertible Notes into 180,569 shares of Class A Common Stock.

In November 2003, the Company issued a 5-year, 8% notes payable in the principal amount of $1.5 million to David Gajda, one of the founders of Hollywood Software, Inc. d/b/a AccessIT Software ("AccessIT SW"), as part of the purchase price for AccessIT SW. During the fiscal years ended March 31, 2005 and 2006, the Company repaid Mr. Gajda principal of $254,200 and $275,500. As of March 31, 2006, the outstanding principal balance owed to Mr. Gajda was $970,400. In addition, AccessIT SW is party to a commercial property lease with Hollywood Media Center, LLC, a limited liability company, of which 95% is owned by Mr. Gajda. The lease is currently a month-to-month tenancy with monthly payments of $5,175.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


The Board's Audit Committee ("Audit Committee") oversees the Company's financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company's Annual Report on Form 10-KSB, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statements on Auditing Standards (SAS 61), as may be modified or supplemented, and their judgments as to the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including receiving the written disclosures and letter from the independent auditors as required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has considered the compatibility of any non-audit services with the auditors' independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended March 31, 2006 for filing with the SEC.



Respectfully submitted,


The Audit Committee of the Board of Directors

Matthew W. Finlay, Chairman
Wayne L. Clevenger
Robert Davidoff


THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR BE DEEMED "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                              INDEPENDENT AUDITORS

On September 9, 2004, our audit committee dismissed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm and engaged Eisner LLP ("Eisner") as our new independent registered public accounting firm. There were no disagreements with PwC prior to their dismissal or at the date of their last qualified opinion for our fiscal year ended March 31, 2004 and there have been no disagreements with Eisner, since Eisner became our independent registered public accounting firm.

Eisner served as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ended March 31, 2006 and the Board has appointed Eisner to do so again for the fiscal year ending March 31, 2007.

The Company's Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Eisner for the fiscal years ended March 31, 2005 and 2006. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit Committee has pre-approved the use of Eisner for detailed, specific types of services within the following categories of non-audit services: acquisition due diligence and audit services; tax services; and reviews and procedures that the Company requests Eisner to undertake on matters not required by laws or regulations. In each case, the Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.

The aggregate fees billed for professional services by Eisner for these various services were:

                                                  For the fiscal years ended
                                                            March 31,
                                                   -----------------------------
          Type of Fees                                 2005              2006
                                                   ------------     ------------
         (1) Audit Fees                             $160,107          $175,083
         (2) Audit-Related Fees                        8,500            96,000
         (3) Tax Fees                                 32,600           183,445
         (4) All Other Fees                                -                 -
                                                   ------------     ------------
                                                    $201,207          $454,528
                                                   ============     ============

In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees the Company paid Eisner for professional services for the audit of the Company's consolidated financial statements included in Form S-3 and Form 10-KSB and review of consolidated financial statements incorporated by reference into Form S-3 and Form S-8 and included in Form 10-QSBs, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Charter.

                                   APPENDIX A

                                 AMENDMENT NO. 4
                                       TO
                           FIRST AMENDED AND RESTATED
           ACCESS INTEGRATED TECHNOLOGIES, INC. 2000 STOCK OPTION PLAN

     AMENDMENT NO. 4, dated as of ____________, 2006 (this "Amendment"), to the First Amended and Restated 2000 Stock Option Plan (as amended, the "Plan") of Access Integrated Technologies, Inc., a Delaware corporation (the "Corporation").

     WHEREAS, the Corporation maintains the Plan, effective as of June 1, 2000; and

     WHEREAS, in order to provide the Corporation with the flexibility to be able to grant additional stock options to its employees, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation's Class A Common Stock, par value $0.001 per share, which may be issued and sold under the Plan from 1,100,000 shares to 2,200,000 shares.

     NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

     1. The first sentence of Section 4.01 shall be revised and amended to read as follows:

        "The maximum number of shares authorized to be issued under the Plan and available for issuance as Options shall be 2,200,000 shares of Common Stock."

     2. This Amendment shall be effective as of the date first set forth above, which is the date that this Amendment was approved by a majority of the outstanding votes cast at the September 14, 2006 meeting of the holders of the Corporation's Class A Common Stock and Class B Common Stock.

     3. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

                                      ACCESS INTEGRATED TECHNOLOGIES, INC.


                                      By: ______________________________________
                                          A. Dale Mayo
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

                                A-1
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                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints A. Dale Mayo and Gary S. Loffredo, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of ACCESS INTEGRATED TECHNOLOGIES, INC. (the "Company") to be held on September 14, 2006 at 2:00 p.m. EST, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Class A Common Stock and Class B Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS BELOW. In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof.

1. Election of nine (9) directors (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

FOR all nominees listed to the          [__]                A. Dale Mayo
right (except as marked to the                              Kevin J. Farrell
contrary)                                                   Gary S. Loffredo
                                                            Wayne L. Clevenger
AGAINST, or ABSTAIN from,                                   Gerald C. Crotty
voting for all nominees listed to       [__]                Robert Davidoff
the right                                                   Matthew W. Finlay
                                                            Brett E. Marks
                                                            Robert E. Mulholland

2. Proposal to amend the Company's First Amended and Restated 2000 Stock Option Plan to increase the number of shares of Class A Common Stock available for the grant of options thereunder from 1,100,000 to 2,200,000.

          FOR                      AGAINST                   ABSTAIN
          [__]                      [__]                       [__]

3. Proposal to ratify the appointment of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2007.

          FOR                      AGAINST                   ABSTAIN
          [__]                      [__]                       [__]

                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS.

                                        Dated:  _________________, 2006

                                        Signature:  __________________________
                                        Name:  __________________________

I will [_] will not [_] attend the Meeting.

                                        NOTE:  Please sign  exactly as your name
                                        or  names  appear  on this  Proxy.  When
                                        shares  are held  jointly,  each  holder
                                        should   sign.   When   signing   as  an
                                        executor,    administrator,    attorney,
                                        trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Please date, sign and mail your Proxy Card in the envelope provided as soon as possible.